Exhibit 4.2

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 17, 2017, by and among Park-Ohio Industries, Inc., an Ohio corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of April 7, 2011, by and among the Company, the guarantors named therein, and the Trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of (and pursuant to which the Company has issued) $250,000,000 aggregate principal amount of the Company’s 8.125% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Company has offered to purchase (the “Offer”) all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated March 31, 2017, including the Consent and Letter of Transmittal attached as Annex A thereto, as the same may be further amended, supplemented or modified (the “Offer to Purchase”);

WHEREAS, the Offer includes the solicitation of consents (the “Consent Solicitation”) to the proposed amendments to the Indenture (the “Proposed Amendments”) set forth herein and a supplemental indenture in respect of the Proposed Amendments being executed and delivered, with the operation of such Proposed Amendments being subject to, among other things, the acceptance for payment by the Company of the Notes comprising at least a majority of the outstanding principal amount of Notes issued under the Indenture (excluding Notes owned by the Company or any of its affiliates) tendered pursuant to the Offer and the occurrence of the Settlement Date (as defined in the Offer to Purchase) following the Early Tender Deadline (as defined in the Offer to Purchase);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes (calculated in accordance with the Indenture, including Section 2.09 thereof) voting as a single class, and that, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (calculated in accordance with the Indenture, including Section 2.09 thereof) voting as a single class;

WHEREAS, pursuant to the Consent Solicitation by the Company, Holders of at least a majority in aggregate principal amount of the Notes (excluding Notes owned by the Company, any Guarantor or any Affiliate thereof) have duly consented to the proposed amendments and waivers set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Company has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, (i) a copy of the resolutions of the Board of Directors of the Company authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) an Officer’s Certificate and an Opinion of Counsel described in Section 9.06 and Section 13.04 of the Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture have been complied with or have been done or performed; and

WHEREAS, this Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 2.01 hereof are satisfied, and the amendments and waivers effected by this Supplemental Indenture shall become operative with respect to the Notes at the Payment Date (as defined herein);

NOW, THEREFORE, the Company and the Guarantors hereby covenant and agree with the Trustee for the equal and proportionate benefit of each other and the Holders as follows:

ARTICLE 1

AMENDMENTS

Section 1.01 Amendments

(a) Amendment to Section 3.01. Section 3.01 of Article 3 of the Indenture is hereby amended by deleting the section in its entirety and replacing such Section 3.01 with the following:

“Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date (or such shorter time as may be acceptable to the Trustee), an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the Redemption Date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price (or manner of calculation if not then known).

If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date.”

(b) Amendment to Section 3.03. Subject to Section 2.01 hereof, Section 3.03 of Article 3 of the Indenture is hereby amended by deleting the section in its entirety and replacing such Section 3.03 with the following:

“Section 3.03 Notice of Redemption.

Notices of redemption will be delivered at least three business days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12. Notes called for redemption become due on the Redemption Date, provided that notices of redemption may be conditioned on one or more conditions precedent, such as the closing of a Change of Control or a financing transaction. The Company will provide prompt written notice to the Trustee rescinding such redemption in the event that any such condition precedent shall not have occurred, and thereafter such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice from the Company rescinding such redemption, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

The notice will identify the Notes to be redeemed and will state:

(1) the Redemption Date;

(2) the redemption price (or manner of calculation if not then known);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note or, if the Note is a Global Note, an adjustment will be made to the schedule attached thereto;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) any conditions precedent to such redemption; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or similar number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least three days prior to the date the notice of redemption is to be given (or such shorter time as may be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice together with the notice of redemption setting forth the information to be stated in such notice as provided in the preceding paragraph.

Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.”

(c) Amendment to Section 3.07(d). Section 3.07(d) of Article 3 of the Indenture is hereby amended by deleting the section in its entirety and replacing such Section 3.07(d) with the following:

“Section 3.07 Optional Redemption.

“(d) On or after April 1, 2016, the Company on any one or more occasions may redeem, all or a part of the Notes upon at least three business days but not more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.063%
2017	102.708%
2018	101.354%
2019 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.”

(d) Amendment of Article 4. Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting the following Sections of Article 4 of the Indenture and all references thereto: 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.17, 4.20 and 4.21, in each case in its entirety, and replacing each such Section with the following: “[Intentionally omitted.]”

(e) Amendment of Article 5. Subject to Section 2.01 hereof, Section 5.01 of Article 6 of the Indenture is hereby amended by deleting the section in its entirety and replacing such Section 5.01 with the following:

“Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(a) the Company is the surviving corporation; or

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement (if the Company’s registration obligations thereunder have not been completed) pursuant to agreements reasonably satisfactory to the Trustee; and

(3) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent have been complied with.

(b) This Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.”

(f) Amendment of Section 6.01. Subject to Section 2.01 hereof, Section 6.01 of Article 6 of the Indenture is hereby amended by deleting the section in its entirety and replacing such Section 6.01 with the following:

“Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;

(4) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.03 hereof for 90 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5) [Intentionally omitted];

(6) [Intentionally omitted];

(7) [Intentionally omitted];

(8) the Company:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a custodian of it or for all or substantially all of its property;

(d) makes a general assignment for the benefit of its creditors; or

(e) generally is not paying its debts as they become due;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company in an involuntary case;

(b) appoints a custodian of the Company for all or substantially all of the property of the Company; or

(c) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days; and

(10) [Intentionally omitted].

Section 1.02 Amendment of Definitions. Subject to Section 2.01 hereof, any defined terms present in the Indenture or the Notes but no longer used as a result of the amendments made by this Supplemental Indenture are hereby eliminated. The definition of any defined term used in the Indenture or the Notes where such definition is set forth in any of the sections or subsections that are eliminated by this Supplemental Indenture and the term it defines is still used in the Indenture or the Notes after the amendments hereby become operative shall be deemed to become part of, and defined in, Section 1.01 of the Indenture. Such defined terms are to be in alphanumeric order within Section 1.01 of the Indenture.

ARTICLE 2

MISCELLANEOUS

Section 2.01 Effect and Operation of Supplemental Indenture. This Supplemental Indenture shall be effective and binding immediately upon its execution by the Company, the Guarantors and the Trustee, and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note and Note Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided however, notwithstanding anything in the Indenture or this Supplemental Indenture to the contrary, the amendments set forth in Sections 1.01 and 1.02 of this

Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Company’s payment for Notes validly tendered (and not validly withdrawn) pursuant to the Offer on the Settlement Date following the Early Tender Deadline (such date of payment, the “Payment Date”). The Company shall provide written notice to the Trustee of the occurrence of the Payment Date, or if for any reason this Supplemental Indenture shall not become operative. If the Offer is terminated or withdrawn, or the Company does not accept for purchase, and pay for, the Notes for any reason, this Supplemental Indenture shall not become operative. Except as modified and amended by this Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect.

Section 2.02 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to, and in implementation of, the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 2.03 Trust Indenture Act Controls. If any provision of the Indenture, as amended by this Supplemental Indenture, limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 2.04 GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.05 Successors. All agreements of the Company in the Indenture, as amended by this Supplemental Indenture, and the Notes shall bind its successors. All agreements of the Trustee in the Indenture, as amended by this Supplemental Indenture, shall bind its successors. All agreements of each Guarantor in the Indenture and Note Guarantees, as supplemented by this Supplemental Indenture, shall bind its successors, except as otherwise provided in Section 11.06 of the Indenture.

Section 2.06 Severability. In case any provision in the Indenture, as amended by this Supplemental Indenture, or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.07 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

Section 2.08 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.09 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein or any other document pursuant to this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of the Consent Solicitation, the Offer to Purchase, the Proposed Amendments, the Offer or any other document used in connection with the Consent Solicitation, the Offer to Purchase, the Proposed Amendments, the Offer, this Supplemental Indenture or any consents thereto. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The Company hereby confirms to the Trustee that this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (“FATCA”) purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PARK-OHIO INDUSTRIES, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	General Counsel and Secretary

[Signature Page to Supplemental Indenture]

Guarantors:

AJAX TOCCO MAGNETHERMIC CORPORATION

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

APOLLO AEROSPACE COMPONENTS LLC

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

AUTOFORM TOOL & MANUFACTURING, LLC

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

ATBD, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

BATES RUBBER, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

BLUE FALCON TRAVEL, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

CONTROL TRANSFORMER, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary

[Signature Page to Supplemental Indenture]

ELASTOMEROS TECNICOS MOLDEADOS, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

EP CLEVELAND HOLDINGS, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

EP REALTY HOLDINGS, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

FECO, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

FLUID ROUTING SOLUTIONS, LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

GATEWAY INDUSTRIAL SUPPLY LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

GENERAL ALUMINUM MFG. COMPANY

By:	/s/ Robert D. Vilsack
Name:
Title:

[Signature Page to Supplemental Indenture]

INDUCTION MANAGEMENT SERVICES, LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

INTEGRATED HOLDING COMPANY

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

INTEGRATED LOGISTICS HOLDING COMPANY

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

INTEGRATED LOGISTICS SOLUTIONS, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

LEWIS & PARK SCREW & BOLT COMPANY

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

PARK-OHIO FORGED & MACHINED PRODUCTS LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

PARK-OHIO PRODUCTS, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

[Signature Page to Supplemental Indenture]

PHARMACEUTICAL LOGISTICS, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

PHARMACY WHOLESALE LOGISTICS, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

P-O REALTY LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

POVI L.L.C.

By: Park-Ohio Industries, Inc., its sole member

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

PRECISION MACHINING CONNECTION LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

RB&W LTD.

By: Integrated Logistics Holding Company, its sole member

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

[Signature Page to Supplemental Indenture]

RB&W MANUFACTURING LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

RED BIRD, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

SNOW DRAGON LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

ST HOLDING CORP.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

STMX, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

SUMMERSPACE, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

SUPPLY TECHNOLOGIES LLC

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

[Signature Page to Supplemental Indenture]

SUPPLY TECHNOLOGIES PROCUREMENT COMPANY, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

THE AJAX MANUFACTURING COMPANY

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

THE CLANCY BING COMPANY

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

TOCCO, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

TW MANUFACTURING CO.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

WB&R ACQUISITION COMPANY, INC.

By:	/s/ Robert D. Vilsack
Name:	Robert D. Vilsack
Title:	Secretary

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

[Signature Page to Supplemental Indenture]